Exhibit 99.1

Today’s presentations contain forward-looking statements. All statements made that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Please refer to our most recent earnings release and our most recent Form 10-Q or 10-K for more information on the factors that could cause actual results to differ.

Overview

Joe Mansueto
Chairman and Chief Executive Officer

3

MORNINGSTAR®

Morningstar Today

5 million+ Individuals

210,000+ Advisors

1,700+ Institutions

4

We’ve continued to expand our reach with our three audiences: individuals, financial advisors, and institutions.

MORNINGSTAR®

2006 Key Metrics

$ 315,175
+39%
$ 227,114
05
06
Revenue
($000)
$ 77,527
+67%
$ 46,480
05
06
Operating Income
($000)
$ 93,955
+129%
$ 40,994
05
06
Free Cash Flow*
($000)

*Free Cash Flow is considered a non-GAAP financial measure under SEC regulations.

5

We had a strong year in 2006. Revenue increased 39%, operating income 67%, and free cash flow more than doubled. There were a few drivers behind the big increase in free cash flow including lower tax payments from the $13 million tax benefit related to the Ibbotson acquisition and higher accrued compensation expense. We also had lower capital expenditures versus 2005.

MORNINGSTAR®

Revenue Growth and Industry Spending

$ 109.6
+20%
$ 139.5
+27%
$ 179.7
+29%
$ 227.1
+26%
$ 315.2
+39%
02
03
04
05
06

Morningstar Revenue ($mil)

$ 14,902
-0.9%
$ 15,915
+7%
$ 17,499
+10%
$ 19,318
+10%
$ 21,169*
+10%
02
03
04
05
06

Industry Spending for Financial & Economic Information ($mil)

*2006 Estimate. Source: Veronis Suhler Stevenson

6

Here you can see Morningstar’s growth relative to the industry. We’ve continued to generate strong top-line growth, and in fact grew at about four times the industry overall in 2006. Industry spending on economic and financial data has been growing at about 10% per year over the past few years. Our revenue base is only a small fraction of the total market, so we see good potential for continued growth.

MORNINGSTAR®

New Product Launches

Model Selection
Growth
Target

Retirement Phase Starts

Concept Illustrator
concepts of annuitization, asset allocation,
longevity.
Client Information
Planned
Age
Client
65
Spouse
65
Case Assumptions
Case 1
% Fixed Annuities
0

MORNINGSTAR®
Using ETFs in a
Fund Portfolio

- Advisor Workstation Portfolio Builder module
- Global Hypothetical Illustrator tool
- Retirement Income Education Center
- Retirement Income Strategist
- Morningstar Direct 3.0
- Morningstar ETFs 100 Yearbook
- Morningstar ETFInvestor

7

In the Advisor segment, we launched a number of new components for Morningstar Advisor Workstation, including a Portfolio Builder module, a Global Hypothetical Illustrator tool, and Retirement Income Strategist. In our Institutional segment, we introduced an upgraded version of Morningstar Direct, and in our Individual segment, we came out with two new publications on exchange-traded funds.

Acquisitions

- Ibbotson
- Aspect Huntley
- InvestorForce
- Standard & Poor's
  mutual fund data business

9

Historically, most of our revenue increases have been driven by organic growth. However, we made four key acquisitions in 2006 and early 2007: Ibbotson Associates, Aspect Huntley, the hedge fund and separate account database division of InvestorForce, and most recently we purchased Standard & Poor’s mutual fund data business.

MORNINGSTAR®

Ibbotson

Individual Segment	Advisor Segment	Institutional Segment
SBBI Yearbooks	Portfolio Strategist	Investment Consulting
Beta Book	iPlan	Advice by Ibbotson
Cost of Capital Center	Components	EnCorr
	Presentation materials	
	Training	

10

We completed our acquisition of Ibbotson Associates in March 2006. Some of the major products we added with this purchase include the Stocks, Bonds, Bills, and Inflation yearbook, financial advisor software, a significant consulting and retirement advice business, and the EnCorr institutional software platform.

MORNINGSTAR®

Aspect Huntley

Individual Segment	Advisor Segment	Institutional Segment
IFA Magazine	Investment conferences	Information and data feeds on shares listed in Australia
Your Money Weekly	Advisor software	
Smaller Companies Guide		

11

Aspect Huntley is the leading equity analysis and information firm in Australia, and it also publishes investment newsletters and magazines for investors in that market. This acquisition was appealing to us partly because Australia has a very active investor population, both in stocks and mutual funds. Some of the key products we added here are investor newsletters (Your Money Weekly and Smaller Companies Guide) and an extensive database on Australian stocks. In addition, Aspect Huntley has analysts who cover stocks listed in Australia. Their analytical approach is very similar to ours and we’re excited about cross-pollinating our research efforts.

MORNINGSTAR®

InvestorForce

Institutional Segment

Altvest hedge fund database

Separate account database

12

With InvestorForce, the real value-add was database coverage. This purchase allowed us to make a large step up in the number of hedge funds and separate accounts we cover. We added about 3,000 hedge funds and 1,500 separate accounts.

MORNINGSTAR®

Standard & Poor's Mutual Fund Data Business

Advisor Segment	Institutional Segment
Mutual Fund Solutions tools, alerts, and fact sheets	Data on more than 135,000 funds in 30 countries
Mutual Fund Expert performance illustration tool	Workstation fund performance and analysis system
	Data feeds

13

And in March of this year, we completed our acquisition of S&P’s mutual fund data business. This acquisition will help us expand our reach outside of the United States, and also continue building out our competitive advantage — or what we call our ‘moat’ — by expanding our database coverage.

Standard & Poor's Mutual Fund Data Business

Morningstar adquiere la
división de datos de fondos
Morningstar erwirbt
Standard & Poor's
Fondsdatengeschäft.
Morningstar has
acquired Standard & Poor's
fund data business.
We've invested to make
investing better.
Now with the most extensive global database available for managed investment products—unmatched in quality, breadth, and depth—Morningstar offers complete investment data and independent research to help investors everywhere make better decisions.
MORNINGSTAR

Morningstar a racheté
l'activité données
sur la gestion collective de
Standard & Poor's.
Nous avons investi pour que
vous investissiez mieux.
Désormais doté de la base de données la plus complète concernant les produits de gestion collective, sans égal en termes de qualité, d'étendue et de profondeur, Morningstar est en mesure d'aider les investisseurs à travers le monde à prendre de meilleures décisions.
MORNINGSTAR

14

Here are some examples from the marketing campaign we ran in Europe to promote the benefits of the acquisition. As I mentioned, we see great potential to extend our brand in Europe and other markets with this acquisition.

MORNINGSTAR®

Standard & Poor's Integration Timeline

Re-brand all product sites, marketing sites, and client interfaces
April 15

by June 8
Integrate all global S&P data into Morningstar database

Close U.S. data operations in Des Moines; migrate global data processing and client delivery to Morningstar processes
June 15

by mid-July
Integrated data appears in all Morningstar products

15

These are some of the major milestones for the integration. We’ve already finished re-branding the product sites, marketing sites, and client interfaces. We’re now in the process of integrating S&P’s data with ours and plan to roll this out to clients over the next couple of months. S&P had a U.S. data operation in Iowa, and we plan to close those facilities next month because it overlaps with our existing operations.

MORNINGSTAR®

Data Coverage

230,000

Capital Markets

Open-End Funds

529 Plans

Stocks

Closed-End Funds

Separate Accounts

Pension & Life Funds

Hedge Funds

Exchange-Traded Funds

Variable Annuities

17

Most of you are probably familiar with Morningstar’s business model, which is based on leveraging the fixed investments we make in our databases and core skills. We have a total of 10 core databases and now have extensive data on more than 230,000 securities and investment vehicles.

MORNINGSTAR®

The Key Dimensions of Data Quality

Accuracy
Timeliness
Completeness

18

Data quality is extremely important to us. We measure our data quality in three key dimensions: accuracy, timeliness, and completeness. Each individual measurement provides a different angle on our data quality. We balance our approach to ensure we don’t sacrifice one dimension in pursuit of another. We use tools such as Six Sigma to maintain and improve our data quality.

MORNINGSTAR®

Build Leadership Position in Each Market Segment

Morningstar.com	Advisor Workstation	Morningstar Direct
Continue to upgrade content, speed, relevance	Continue building retirement income capabilities	Aggressive development program
Introduce Premium service outside United States	Expand sales of Portfolio Builder and other global tools	Enhance portfolio analysis capabilities and global database

20

Here are some of the major initiatives we’re targeting for each of our three platforms. For Morningstar.com, we plan to continue upgrading the site’s content, speed, and relevance to a wide range of investors. We’re also looking at the possibility of rolling out Premium services outside the United States.  We recently launched a Premium site in China, and we’re considering sites in the United Kingdom and Australia.

For Morningstar Advisor Workstation, we’re continuing to build functionality and tools for managing retirement income—an increasing need as investors shift from accumulation to drawing down assets in retirement. We’re also planning to expand our sales efforts outside the United States for Portfolio Builder and other global tools.

With Morningstar Direct, we have an aggressive development program and plan to keep building our portfolio analysis capabilities and global database.

MORNINGSTAR®

Build Leadership Position in Each Market Segment

$ 19,422
$ 29,657
$ 44,854
$ 61,632
$ 84,996
02
03
04
05
06
17.7%
21.3%
25.0%
27.1%
27.0%
% Consolidated Revenue

Revenue from three flagship platforms ($000):

Morningstar.com
Morningstar Advisor Workstation
Morningstar Direct

21

Our first growth strategy is to build a leadership position in each market segment by driving the growth of our three flagship Internet platforms: Morningstar.com for the individual market, Morningstar Advisor Workstation for the advisor segment, and Morningstar Direct in the institutional segment. The combined revenue for these three platforms has steadily increased and made up about 27% of our consolidated revenue in 2006.

Become a Global Leader in Funds of Funds Investment Management

$ 5.94
n/a
$ 13.64
+129.6%
$ 23.76
+74.2%
$ 65.94
+177.6%
03
04
05
06

Morningstar's Assets ($bil)

$ 665
+24.1%
$ 951
+43.0%
$ 1,332
+40.1%
03
04
05

Industry Assets ($bil)*

*source: Cerulli Associates

22

Our second growth strategy is to leverage our expertise in analyzing managed investment products to become a global leader in funds of funds. It’s difficult for investors to choose investments and combine them into well-constructed portfolios. Because the number of choices can be daunting, funds of funds offerings made up of mutual funds, hedge funds, and VAs have all seen strong growth. This is an area where we think we can add value by simplifying the investment process and helping investors achieve better outcomes.

MORNINGSTAR®

Expand Range of Products and Services

Jpdate Mgr/Fund List
Mgr:
Sparticu
ast Updated:
5-Sep-06 6:09:52 PM
Fund
Sparticu
Assets in Fund 7/2006
159
nvestment Methodology:
Net Return
5.00
4.00
3.00
2.00
1.00
0.00
-1.00
-2.00
-3.00

Last Price
$45.94
Fair Value
$65.00
1996
1997
1998
1999
2000
2001
2002
2003
60.0
74.2
62.1
36.2
-11.6
28.1
-26.5
29.0

Retirement Phase Starts

- Hedge Funds
- Equity Research
- Retirement Income

23

Over the past 20+ years, we’ve driven our growth by continuing to develop new products to better meet investors’ needs. Today, we’re focusing our efforts on three key areas: hedge funds, equity research, and retirement income.

MORNINGSTAR®

Expand Internationally

$ 13,850
+87.1%
$ 20,118
+45.3%
$ 25,410
+26.3%
$ 29,442
+15.9%
$ 44,276
+50.4%
02
03
04
05
06
Non-U.S. business
($000)

24

Our fourth growth strategy is continuing to expand our international brand presence, products, and services. We made major steps toward this goal through our acquisition of Aspect Huntley and, more recently, S&P’s mutual fund data business. Our international revenue has steadily increased and made up about 14% of consolidated revenue in 2006.

MORNINGSTAR®

Operating as a Global Company

Stockholm
Oslo
Amsterdam
London
Copenhagen
Paris
Frankfurt
Munich
Toronto
Chicago
Madrid
Milan
Seoul
Tokyo
Shenzhen
Hong Kong
Taipei
Bangkok
Singapore
Sydney
Auckland

25

We’ve made much progress in recent years in globalizing our operations. We have operations in more than 16 countries around the world and minority ownership positions in another three countries. We recently added an operation in Singapore and an office in Frankfurt through our acquisition of S&P’s mutual fund data business.

We’ve continued to expand our office in Shenzhen, which now handles much of our global data processing and application development. We now have about 130 data and QA analysts in China, plus more than 100 developers.

Financial Highlights

Martha Dustin Boudos
Chief Financial Officer

26

MORNINGSTAR®

Consolidated Income Statement

Year ended Dec. 31 ($000, except per share amounts)	2006	2005	% change
Revenue	$ 315,175	$ 227,114	38.8%
Operating expense	$ 237,648	$ 180,634	31.6%
Operating income	$ 77,527	$ 46,480	66.8%
Operating margin	24.6%	20.5%	4.1pp
Net income	$ 51,762	$ 31,117	66.3%
Diluted income per share	$ 1.11	$ 0.70	58.6%
Weighted average common shares outstanding (diluted)	46,723	44,459	5.1%

27

First, let’s start with a quick overview of our income statement. Our revenue increased nearly 39% over 2005. We generated revenue growth in two ways: organic growth (which is the increase in revenue excluding the impact of acquisitions made during 2006 and foreign currency) and the additional revenue from the three acquisitions we made during the year.

Operating expense increased nearly 32%, with growth coming from compensation-related expense and additional expenses from acquisitions. With revenue growth continuing to exceed expense growth, operating income increased by 67% to $77.5 million and margin increased four percentage points to just below 25%. On a per-share basis, net income increased from $.70 to $1.11 per share.

Individual Segment

$ 80.7 mil
25.6% of total

2006 Revenue

$ 80.7
+27.2%
$ 63.4
05
06
Revenue
($mil)

$ 22.9
+52.8%
$15.0
05
06
Operating Income
($mil)

Morningstar Reach
5.2 million

Worldwide Market
182 million investors

28

We had about $81 million in revenue in our Individual segment in 2006, which translates into about 26% of total revenue.

We currently reach about 5.2 million individual investors worldwide, out of an estimated market size of about 182 million.

MORNINGSTAR®

Advisor Segment

$ 94.7 mil
30.0% of total

2006 Revenue

$ 72.7
$ 94.7
+30.3%
05
06

Revenue
($mil)

$ 14.6
$ 26.7
+82.9%
05
06

Operating Income
($mil)

Morningstar Reach 210,000

Worldwide Market
840,000 advisors

29

Our Advisor segment generated about $95 million in revenue last year, or 30% of total revenue.

Here we currently reach 210,000 financial advisors out of an estimated market size of about 840,000 advisors.

MORNINGSTAR®

Institutional Segment

$ 146.1 mil
46.4% of total

2006 Revenue

$ 95.9
$ 146.1
+52.3%
05
06

Revenue
($mil)

$ 20.5
$ 37.2
+81.3%
05
06

Operating Income
($mil)

Morningstar Reach 1,700

Worldwide Market
10,000 institutions

30

The institutional segment was the largest contributor to revenue growth in 2006, both through organic growth and the addition of Ibbotson revenue. We had $146 million of revenue here, or 46% of our total revenue base.

We also significantly expanded the number of client relationships in 2006. We currently reach about 1,700 institutions globally, and we estimate the market size to be roughly 10,000 institutions.

Revenue Growth

2006 $ 315.2 mil +39%
2005 $ 227.1 +26%
2004 $ 179.7 +29%
2003 $ 139.5 +27%
2002 $ 109.6 +20%
92
93
94
95
96
97
98
99
00
01
02
03
04
05
06

31

Revenue was up 39% in 2006, continuing the trend we’ve had of strong revenue growth over our more than 20-year history.

MORNINGSTAR®

Sources of Revenue in 2006

Acquisitions
Organic Revenue

	$000	% of total
Organic revenue	$ 277,948	88.2%
Acquisitions	36,434	11.6
Foreign currency	793	0.2
Total	$ 315,175	100.0%

32

The bulk of our revenue was organic revenue, which made up 88% of our revenue last year. The main drivers of organic revenue growth were Investment Consulting and Advisor Workstation. In 2006 acquisitions were a much bigger part of our revenue than in previous years.

Recurring Revenue

Revenue composition ($mil)

$ 139.5
$ 179.7
$ 227.1
$ 278.8*
New revenue
Renewal revenue
Net walk-in revenue
↑77.4%
↑74.6%
↑82.8%
↑83.8%

	03	04	05	**06**
New revenue	$ 31.5	$ 45.6	$ 39.0	**$ 45.1**
Renewal revenue	36.9	40.8	65.9	**101.2**
Net walk-in revenue	71.1	93.3	122.2	**132.5**
Revenue	$ 139.5	$ 179.7	$ 227.1	**$ 278.8***

*2006 amount excludes revenue from acquisitions.

33

An important characteristic of our business is that we have substantial recurring revenue: revenue from subscriptions or licenses that we renew. We track and report on this through this breakdown of walk-in, renewal, and new revenue. Walk-in revenue reflects revenue that we expect to recognize from subscriptions and licenses that were in place at the beginning of the year. Renewal revenue reflects revenue from subscriptions and licenses that we renew during the year. And new revenue includes revenue from either selling new products to existing customers or selling products and services to new customers.

MORNINGSTAR®

Retention and Renewal Rates

60–65%
60–65%
05
06

Retention
(subscription-based products)

100–105%
95–100%
05
06

Renewal
(contract-based products)

34

In 2005, we began reporting two new metrics to help give investors insight into our success in retaining business. We show these as ranges because calculating retention rates is more of an art than a science. For products we sell through subscriptions (such as Morningstar.com, Principia, and newsletters), we calculate a retention rate by dividing the total number of subscriptions we retained by the number of subscriptions that were up for renewal. Our retention rate remained steady from 2005 to 2006. This business represents about 23% of our revenue.

For products we sell through contracts and licenses (including Advisor Workstation Enterprise Edition, Licensed Data, and Investment Consulting), we calculate a renewal rate based on the annualized contract value renewed (in dollars) divided by the annualized contract value up for renewal. This dropped slightly in 2006 because:

•                  We had outstanding renewals in our Data Services business at the end of the year.

•                  We chose to discontinue some lower-margin contracts in our retirement advice business; and

•                  We had a smaller increase in incremental users in 2006 versus 2005 in some products such as Morningstar Direct.

This type of revenue represents about 66% of our revenue. The reminder of our revenue, about 11%, we consider non-recurring. This revenue comes from one-time sales from products like our books and advertising sales.

While we continue to be satisfied with our retention rates, it’s something our marketing teams spend a lot of time on because it’s less expensive for us to retain customers than to acquire new ones.

MORNINGSTAR®

Revenue Breakdown and Top Five Products

Individual
25.6%*
Institutional
46.4%*
Advisor
30.0%*
Non-U.S.
14.0%

	Revenue ($000)	% of consolidated revenue
Investment Consulting (Institutional)	$ 46,597	14.8%
Advisor Workstation (Advisor)	43,140	13.7
Licensed Data (Institutional)	37,730	12.0
Morningstar.com (Individual)	31,311	9.9
Principia (Advisor)	28,735	9.1
Total	$ 187,513	59.5%

* Percentages total more than 100% because of intersegment revenue

35

Another important characteristic of Morningstar is our diversified revenue base, although there have been some changes in the composition of our revenue over time. Our Institutional segment now represents nearly half of our revenue, in part because of our acquisition of Ibbotson and because of the strong growth in Investment Consulting.

On a product level, Investment Consulting has become our largest product, moving from the fifth spot in 2005 to the top of the list in 2006. Part of this growth was driven by the acquisition of Ibbotson, which has a significant consulting business.

Overall, our five largest products make up about 60% of total revenue. Most of our revenue still comes from the United States, but our international operations contributed 14% of our revenue in 2006. International growth was 50% last year, some of which came from acquisitions, primarily Aspect Huntley in Australia. Excluding that, though, our international operations still grew 20% organically.

MORNINGSTAR®

Significant Operating Leverage

Revenue
($000)
$ 109,619
$ 139,496
$ 179,658
$ 227,114
$ 315,175
$ 17,735
$ 46,480
$ 77,527
Operating income (loss)
($000)
$ (8,340)
$ (10,754)

	02	03	04	05	**06**
Revenue growth	20.2%	27.3%	28.8%	26.4%	**38.8%**
Operating income growth	NMF	NMF	NMF	162.1%	**66.8%**
Operating margin %	NMF	NMF	9.9%	20.5%	**24.6%**
Change	NMF	NMF	NMF	10.6pp	**4.1pp**

36

Our second key measure of financial performance is operating income. We’ve seen this increase as revenue growth has exceeded growth in expenses. In 2006, operating income was $77.5 million, a 67% increase from 2005.

This is another key aspect of our business because we’re able to leverage the investments we make in things like our databases and analysis across many products, audiences, and geographies.  We expect to see this leverage over the long term, and recognize that in some shorter-term periods we may sacrifice operating income to invest for future growth.

MORNINGSTAR®

Free Cash Flow

$ 10,553
$ 21,098
$ 25,132
$ 40,994
$ 93,955

($000)	02	03	04	05	**06**
Cash provided by operating activities	$ 16,542	$ 29,705	$ 32,862	$ 48,445	**$ 98,677**
Capital expenditures	(5,989)	(8,607)	(7,730)	(7,451)	**(4,722)**
Free cash flow*	$ 10,553	$ 21,098	$ 25,132	$ 40,994	**$ 93,955**

* Free cash flow is considered a non-GAAP financial measure under SEC regulations.

37

Free cash flow is the third metric we look at to evaluate our financial performance. We define free cash flow as cash from operating activities less the cash we use for capital expenditures. Our business doesn’t require a lot of capital investment. Our capital expenditures were equivalent to about 1.5% of revenue in 2006 (a decrease from 3% in 2005).

We typically make capital expenditures on computer equipment for our technology platforms and leasehold improvements. Capital spending went down in 2006 because we had completed build-outs of our offices in London and Shenzhen.

With operating income growing and relatively low capital expenditures, we continue to see our free cash flow increase; it more than doubled last year to just below $94 million.

MORNINGSTAR®

Solid Balance Sheet

Consolidated balance sheet data ($000)	as of Dec. 31, 2006	as of Dec. 31, 2005
Cash, cash equivalents, and investments	$ 163,751	$ 153,190
Working capital	$ 70,021	$ 90,374
Total assets	$ 447,838	$ 296,311
Deferred revenue	$ 100,525	$ 71,155
Long-term liabilities	$ 10,952	$ 6,756
Total shareholders' equity	$ 269,423	$ 173,714

38

We continue to have a strong balance sheet behind our operations. At the end of 2006 we had $164 million in cash, cash equivalents, and investments, and we don’t have any external debt.

Deferred revenue remains an important part of our strong balance sheet. Because of our business model, we often collect cash in advance of providing services, which generates the deferred revenue balance you see here.

MORNINGSTAR®

First Quarter 2007 Key Metrics

$ 70,060
$ 95,447
+36%
Q1 06
Q1 07
Revenue
($000)
$ 19,198
$ 24,027
+25%
Q1 06
Q1 07
Operating Income
($000)
$ 9,058
$ 6,394
–29%
Q1 06
Q1 07
Free Cash Flow*
($000)

*Free Cash Flow is considered a non-GAAP financial measure under SEC regulations.

39

Our revenue increased 36% in the first quarter of 2007. This includes additional revenue from acquisitions as well as an organic growth rate of about 18%. The two largest revenue drivers were Investment Consulting and Morningstar Advisor Workstation. Morningstar.com and Licensed Data also made important contributions.

Operating income increased by 25% over the first quarter of 2006; however, our operating margin declined by about two percentage points because of additional amortization expense, outsourced product implementation fees, and additional expense from acquired businesses.

Our free cash flow decreased because of a $1.5 million decline in cash from operations driven by a $12.8 million increase in annual bonus payments and $1.1 million increase in capital expenditures, mostly for computer hardware and our new headquarters here in Chicago.

First Quarter 2007 Balance Sheet

Consolidated balance sheet data ($000)	**as of March 31, 2007**	as of Dec. 31, 2006
Cash, cash equivalents, and investments	**$ 121,803**	$ 163,751
Working capital	**$ 18,313**	$ 70,021
Total assets	**$ 491,556**	$ 447,838
Deferred revenue	**$ 129,099**	$ 100,525
Long-term liabilities	**$ 7,827**	$ 10,952
Total shareholders' equity	**$ 288,621**	$ 269,423

40

We paid $52.0 million in March 2007 to acquire Standard & Poor’s mutual fund data business (reflecting a purchase price of $55 million, subject to post-closing adjustments, less cash acquired of $3.0 million). We also made $35.3 million of annual bonus payments in the first quarter of 2007. After these payments, we still held about $122 million in cash and investments at the end of the quarter.

Research Update

Don Phillips
Managing Director

41

Research Approach

Market Monitoring
Portfolio Assembly
Fund Research
Stock Research
Individuals
Advisors
Institutions

42

Our research approach is based on multiple levels of detail, which we can then offer to our three market segments. Starting at the broadest level, we have tools and research focusing on market monitoring, moving down to portfolio assembly, fund research, and stock research. This integrated research approach is one of the things that sets us apart from our competitors.

Same Tool: Multiple Audiences

Basic:
External Web Sites

Intermediate:
Morningstar Web Sites

Advanced:
Institutional Products

43

Here’s an example of how one of our research tools can be tailored to the needs of three market segments. The Morningstar Style Box is a widely used tool that we’ve adapted with different layers of complexity. At the most basic level for individual investors, the style box can be used to understand a fund’s overall investment focus. At the intermediate level, we show the overall range of stocks in which the fund’s portfolio manager invests. Finally, in our institutional products, investors can view all of the component stocks that make up the portfolio. This tool has been very popular in the fund management community.

MORNINGSTAR®

Investor Returns vs. Total Returns

Total Return	Investor Return
Time-weighted calculation	Money-weighted calculation
Assumes investor buys and holds for entire period with no additional investments	Accounts for aggregate monthly purchases and sales by all of a fund's investors

45

The standard method of calculating total returns is based on a time-weighted calculation that assumes the investor buys the fund at the beginning of the period and holds it for the entire period. In contrast, investor returns are based on a money-weighted calculation that accounts for all purchases and sales made during the period. It’s a more accurate way of measuring the actual investor experience. Investor returns are now available on Morningstar.com.

MORNINGSTAR®

Good Funds Can Create Bad Experiences

Fund A	
10 Year Total Return	15.05%
10 Year Investor return	**–1.46%**

Growth of $10,000
97
98
99
00
01
02
03
04
05
06
Net Inflows

	97	98	99	00	01	02	03	04	05	06
Annual Return (%)	12.7	34.9	120.1	–17.1	–27.8	–17.7	43.8	20.9	24.4	8.8
Net Assets ($mil)	5.3	9.9	72.4	118.9	69.1	45.6	52.2	51.9	57.1	63.2

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Let me give you an example of how a good fund can create a bad experience. On paper, this is a winning, wonderful fund. But most investors fared much worse. Investors piled in after great performance in 1999 and subsequently lost money. As a result, the typical investor actually lost money in this fund. On average, investors had a 1.46% annualized loss over the 10-year period. There’s a huge gap between the reported total return and investors’ actual experience.

MORNINGSTAR®

Slow and Steady Wins the Race

Fund B

10 Year Total Return	15.03%
10 Year Investor return	**14.75%**

Growth of $10,000

97
98
99
00
01
02
03
04
05
06

Net Inflows

Annual Return (%)	32.9	23.0	42.3	6.7	6.3	–22.5	41.4	13.2	8.1	4.9
Net Assets ($mil)	258.4	304.0	395.4	428.6	477.6	374.9	561.7	683.0	788.0	856.0

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Here the investor return was much closer to the total return. As you can see, this fund’s net inflows and outflows were relatively stable from year to year, and investors had a much more positive experience. This shows that keeping investors on board for the long run is much more important than simply attracting assets.  The contrast between these two funds shows that investors use more volatile funds poorly.

MORNINGSTAR®

Smart Fund Companies Pay Attention

(10 years ending Dec. 31, 2006)	Investor Return	Total Return	Success Ratio (IR/TR)	2004/2006 Asset Flows ($bil)
American Funds	10.36	10.62	98%	+230
Vanguard	7.82	8.58	91%	+140
Fidelity Investments	7.85	8.53	92%	+55
Dodge & Cox	12.93	12.59	103%	+51
Franklin Templeton Investments	8.03	8.49	95%	+33
Janus	2.38	8.34	29%	–34
Putnam	3.92	6.26	63%	–70

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We did some additional research to compare investor returns and total returns for the largest fund companies. We found that fund companies with a higher “success ratio,” which reflects investor returns relative to total returns, also were the most successful in gathering investor access. Fund companies that focused on making sure investors had a more positive experience in their funds have been rewarded in the marketplace. So doing the right thing for investors also helps them from a business perspective.

MORNINGSTAR®

Investor Return Lessons

★★★
★★★★
35%
22.5%

- Shines light on a vital investment management issue
- Validates Morningstar's historical focus on risk
- Reinforces importance of portfolio construction

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We see a substantial opportunity to improve the investor experience. Investors are not doing as well with mutual funds and other investments as they could be. By providing education and tools to help them achieve better results, we can create a win/win scenario for investors, financial advisors, and asset managers.

This research also shows that risk management is essential. It’s a validation of the Morningstar rating system and editorial approach, which tends to be skeptical of shorter-term performance and encourages investors to focus on the long term. We also place a lot of emphasis on risk, both in measuring risk-adjusted returns for funds and in our stock analysis, where we look for stocks with a margin of safety.

A third implication is that focusing on the whole portfolio, not just the component parts, is key for most investors. The success ratios for balanced funds are much better than those of more volatile sector funds.  Over the years we’ve been emphasizing the need for this holistic portfolio approach and building tools to meet that need.

Opportunities for Improving the Investor Experience

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MORNINGSTAR®

Expanding Security Research

MORNINGSTAR®

Target TGT

Morningstar Rating	Last Price	Fair Value	Consider Buy	Consider Sell	Business Risk	Economic Moat	Stewardship Grade	Industry	Sector
★★★★★	$45.94	$55.00	$38.43	$85.30	Below Average	Narrow	A	Discount Stores	Consumer Services

Wal-Mart, Target On Track

Report updated on August 04, 2006. Date and Rating updated as of August 08, 2006.

Analyst Note 08-04-06

Given the worrisome macroeconomic backdrop, we were generally pleased with the sales figures reported by Target and Wal-Mart for July. Same-store sales growth was somewhat weak, with Wal-Mart reporting 2.4% and Target hitting the low end of its revised guidance at 3.1%. We think Wal-Mart continues to suffer from the fact that lower-income households have been pinched by higher energy prices and higher interest rates. While we view Target as being more sheltered from macroeconomic weakness, thanks to its more affluent customer base, it clearly isn't immune. Still, we believe even these weak July sales figures leave both companies on track to meet our full-year revenue and earnings estimates, and we are therefore maintaining our fair value estimates on the two companies. Both companies will report second-quarter results this month, so we will revisit our assumptions then.

Thesis 02-16-06

We think Target's ability to differentiate itself from other discounters has created a narrow economic moat. In our opinion, management still has room to push that strategy forward and either continue to drive margin improvement or accelerate market share gains by lowering prices further and by increasing its food/consumable business.

designer/manufacturer relationships in order to keep its product selections fresh and customers coming back to the stores. We think this will allow Target to continue to differentiate itself from the competition, win a larger share of its current customers' wallets, and perhaps attract more customers who are currently shopping at department stores or other specialty retailers.

Target continues to increase its focus on consumables to boost shopping frequency, but we are not convinced that it is going to be able to differentiate itself from competitors in the food business. Aside from its two private-label brands and good signage, the typical Target grocery section looks very similar to a typical grocer and to some of Wal-Mart's newer grocery departments. However, we also recognize that several other grocery vendors have managed to create solid reputations for their own private-label products (Costco's Kirkland products come to mind, along with privately held Trader Joe's), and we think Target could very well do the same thing, potentially mitigating some of that margin pressure.

Target is a great company that seems to be getting even better. It hasn't deviated from its winning strategy of keeping its stores clean and uncluttered and its merchandise fresh and reasonably priced. While the firm is subject to the same risks and uncertainties of other retailers, we think its successful differentiation strategy and relatively low prices should allow it to profitably gain market share during the good times, while still doing well in all but the most dire cyclical downturns.

- ▹ 220+ analysts
- ▹ 230,000+ securities

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Fundamental investment analysis has always been a cornerstone of our approach. We now have a large staff of securities analysts focusing on a broad range of investments. In our view, bottom-up securities research is the building block of good portfolio construction, especially when it’s done with a focus on risk.

Developing Thought Leadership

ibbotson
Human Capital

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18

- Asset Allocation
- Lifetime Financial Advice
- Retirement Income

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As Joe mentioned earlier, Ibbotson’s expertise in asset allocation has been a nice complement to our bottom-up research. We’re applying this research in many different areas today.

Lifetime financial advice is a concept that Ibbotson has pioneered. A younger worker early in his or her career typically has relatively low financial capital, but much higher human capital: the ability to earn income in the future. Ibbotson has been very influential in developing this concept and exploring its implications for financial planning and asset allocation. Ibbotson was recently awarded patents for its research on asset allocation with annuities as well as its human capital methodology.

Ibbotson’s research has been recently published in two new publications by the CFA Institute. The first publication is Lifetime Financial Advice, a monograph published by the Research Foundation of the CFA Institute. The second publication is a Financial Analysts Journal article titled “Human Capital, Asset Allocation, and Life Insurance.” This article was published last year and received a 2007 Graham and Dodd Scroll award.

As investors shift from accumulating assets to drawing down assets in retirement, there’s a growing need for better tools to help investors and financial advisors manage income in retirement. This is increasingly important as baby boomers move into their retirement years.

MORNINGSTAR®

Focusing on Portfolio Construction

1
)evelop asset
class inputs
2
Create asse
class mode

Aggres
Growth
Growth
Moderate Growth
Income + Growth

- Investment tools
- Asset allocation advice
- Managed portfolios
- Funds of funds management
- Managed retirement accounts

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We’re focusing our efforts on helping investors build better portfolios. By applying our expertise in fund research and portfolio analysis, we can help investors build better-diversified portfolios with lower volatility.

Current Research Projects

Survivorship-bias free data

Attribution analysis

Long/short commodity index

Hedge fund category system

Active share

Hedge fund performance ratings

Trading cost estimates

Improved derivatives reporting

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Finally, here’s a preview of some of the research initiatives we’re currently working on. We have many initiatives in the pipeline, and look forward to continuing our efforts to help investors.